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As filed with the Securities and Exchange Commission on December 5, 2002

Registration No. 333-90106

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 8
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6200 (Primary Standard Industrial Classification Code Number)	36-4459170 (I.R.S. Employer Identification Number)

30 South Wacker Drive
Chicago, Illinois 60606
(312) 930-1000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

Craig S. Donohue, Esq.
Executive Vice President and Chief Administrative Officer
Chicago Mercantile Exchange Holdings Inc.
30 South Wacker Drive
Chicago, Illinois 60606
(312) 930-1000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies To:

Rodd M. Schreiber, Esq. Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive Chicago, Illinois 60606 (312) 407-0700	Leslie N. Silverman, Esq. Cleary, Gottlieb, Steen & Hamilton One Liberty Plaza New York, New York 10006 (212) 225-2380

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        The sole purpose of this Amendment is to file an exhibit to the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement. The Prospectus and Financial Statements are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts, other than the SEC registration fee and the NASD filing fee, are estimates.

SEC registration fee	$17,091
NASD filing fee	19,077
New York Stock Exchange listing fee	186,000
Printing and engraving expenses	300,000
Legal fees and expenses	890,000
Accounting fees and expenses	417,000
Blue sky fees and expenses	0
Transfer agent and registrar fees and expenses	70,000
Miscellaneous fees and expenses	209,132

Total	$2,108,300

ITEM 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under some circumstances for liabilities arising under the Securities Act and to provide for the reimbursement of expenses incurred.

        As permitted by the Delaware law, Article XI of our certificate of incorporation and Article IX of our bylaws provide that (1) we are permitted to indemnify our directors, officers and other employees to the fullest extent permitted by Delaware law; (2) we are permitted to advance expenses, as incurred, to our directors, officers and other employees in connection with defending a legal proceeding if we have received in advance an undertaking by the person receiving such advance to repay all amounts advanced if it should be determined that he or she is not entitled to be indemnified by us; and (3) the rights conferred in the bylaws are not exclusive. As permitted by the Delaware General Corporation Law, our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to us or our shareholders; (2) for acts of omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law (regarding payments of dividends; stock purchases or redemptions which are unlawful); or (4) for any transaction from which the director derived an improper personal benefit. This provision in the certificate of incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under

Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

        The Underwriting Agreement, contained in Exhibit 1.1 hereto, contains provisions indemnifying our officers and directors against some types of liabilities.

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES.

        None.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a)
  The following documents are exhibits to the Registration Statement.

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement.
2.1
Agreement and Plan of Merger, dated as of October 1, 2001, between Chicago Mercantile Exchange Inc., Chicago Mercantile Exchange Holdings Inc. and CME Merger Subsidiary Inc. (incorporated by reference to Exhibit 2.1 to Chicago Mercantile Exchange Holdings Inc.'s Form S-4, filed with the SEC on August 7, 2001, File No. 33-66988).
3.1
Amended and Restated Certificate of Incorporation of Chicago Mercantile Exchange Holdings Inc. (incorporated by reference to Exhibit 3.1 to Chicago Mercantile Exchange Holdings Inc.'s Current Report on Form 8-K, filed with the SEC on December 4, 2001, File No. 0-33379).
3.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Chicago Mercantile Exchange Holdings Inc. (incorporated by reference to Exhibit 3.2 to Chicago Mercantile Exchange Holdings Inc.'s Current Report on Form 8-K, filed with the SEC on May 16, 2002, File No. 0-33379).
3.3*	Second Amended and Restated Bylaws of Chicago Mercantile Exchange Holdings Inc., as amended November 7, 2002.
4.1
Rights Agreement, dated as of November 30, 2001, between Chicago Mercantile Exchange Holdings Inc. and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.1 to Chicago Mercantile Exchange Holdings Inc.'s Form 8-A, filed with the SEC on December 4, 2001).
4.2
First Amendment to Rights Agreement, dated as of November 13, 2002, between Chicago Mercantile Exchange Holdings Inc., Mellon Investor Services, LLC and Computershare Investor Services, LLC (incorporated by reference to Exhibit 5 to Chicago Mercantile Exchange Holdings Inc.'s Form 8-A, filed with the SEC on November 29, 2002).
5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), special counsel to Chicago Mercantile Exchange Holdings Inc.
10.1
Chicago Mercantile Exchange Holdings Inc. Amended and Restated Omnibus Stock Plan, amended and restated effective as of April 23, 2002 (incorporated by reference to Exhibit 10.1 to Chicago Mercantile Exchange Holdings Inc.'s Post-Effective Amendment No. 1 to Form S-8, filed with the SEC on July 31, 2002, File No. 33-60266).

10.2
Chicago Mercantile Exchange Inc. Senior Management Supplemental Deferred Savings Plan, including First Amendment thereto, dated December 14, 1994, Second Amendment thereto, dated December 8, 1998 and Administrative Guidelines thereto (incorporated by reference to Exhibit 10.2 to Chicago Mercantile Exchange Inc.'s Form S-4, filed with the SEC on February 24, 2000, File No. 33-95561).
10.3
Chicago Mercantile Exchange Inc. Directors' Deferred Compensation Plan, including First Amendment thereto, dated December 8, 1998 (incorporated by reference to Exhibit 10.3 to Chicago Mercantile Exchange Inc.'s Form S-4, filed with the SEC on February 24, 2000, File No. 33-95561).
10.4
Chicago Mercantile Exchange Inc. Supplemental Executive Retirement Plan, including First Amendment thereto, dated December 31, 1996, Second Amendment thereto, dated January 14, 1998 and Third Amendment thereto, dated December 1998 (incorporated by reference to Exhibit 10.4 to Chicago Mercantile Exchange Inc.'s Form S-4, filed with the SEC on February 24, 2000, File No. 33-95561).
10.5
Chicago Mercantile Exchange Inc. Supplemental Executive Retirement Trust, including First Amendment thereto, dated September 7, 1993 (incorporated by reference to Exhibit 10.5 to Chicago Mercantile Exchange Inc.'s Form S-4, filed with the SEC on February 24, 2000, File No. 33-95561).
10.6*
Agreement, dated February 7, 2000, between Chicago Mercantile Exchange Holdings Inc. and James J. McNulty, including First Amendment thereto, dated November 28, 2000 and Second Amendment thereto, dated November 13, 2002.
10.7**
License Agreement, effective as of September 24, 1997, between Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., and Chicago Mercantile Exchange Inc. (incorporated by reference to Exhibit 10.13 to Chicago Mercantile Exchange Inc.'s Form S-4, filed with the SEC on March 10, 2000, File No. 33-95561).
10.8**
License Agreement, effective as of April 3, 1996, including First Amendment thereto, dated May 5, 1996, between The Nasdaq Stock Market, Inc., a subsidiary of National Association of Securities Dealers, Inc., and Chicago Mercantile Exchange Inc. (incorporated by reference to Exhibit 10.9 to Chicago Mercantile Exchange Holdings Inc.'s Form S-4, filed with the SEC on August 7, 2001, File No. 33-66988).
10.9**
Central Services System (NSC) Software License and Development Agreement, effective June 5, 1997, including First Amendment thereto, effective February 24, 1998, Second Amendment thereto, effective July 13, 1998, and Third Amendment thereto, effective January 30, 2001, between SBF Bourse de Paris and Chicago Mercantile Exchange Inc. (incorporated by reference to Exhibit 10.10 to Chicago Mercantile Exchange Holdings Inc.'s Form S-4, filed with the SEC on August 7, 2001, File No. 33-66988).
10.10**
CLEARING 21 Software Marketing and Distribution Agreement Restatement, effective January 30, 2001, between Societe Des Bourses Francaises, and its successor, Euronext-Paris, and Chicago Mercantile Exchange Inc. and New York Mercantile Exchange Inc. (incorporated by reference to Exhibit 10.12 to Chicago Mercantile Exchange Holdings Inc.'s Form S-4, filed with the SEC on August 7, 2001, File No. 33-66988).

10.11
Lease, dated as of November 11, 1983, between Chicago Mercantile Exchange Trust (successor to CME Real Estate Co. of Chicago, Illinois) and Chicago Mercantile Exchange Inc., including amendment thereto, dated as of December 6, 1989 (incorporated by reference to Exhibit 10.14 to Chicago Mercantile Exchange Inc.'s Form S-4 dated February 24, 2000, File No. 33-95561).
10.12*
Lease, dated March 31, 1988, between EOP—10 & 30 South Wacker, L.L.C., as beneficiary of a land trust, dated October 1, 1997, and known as American National Bank and Trust Company of Chicago Trust No. 123434 (as successor in interest to American National Bank and Trust Company of Chicago, not individually but solely as trustee under Trust Agreement dated June 2, 1981 and known as Trust No. 51234) and Chicago Mercantile Exchange Inc. relating to 10 South Wacker Drive, including First Amendment thereto, dated as of November 1, 1999, Second Amendment thereto, dated January 7, 2002, Third Amendment thereto, dated May 3, 2002, Fourth Amendment thereto, dated August 22, 2002, and Fifth Amendment thereto, dated October 1, 2002.
10.13
Lease, dated May 11, 1981, between EOP—10 & 30 South Wacker, L.L.C., as beneficiary of a land trust, dated October 1, 1997, and known as American National Bank and Trust Company of Chicago Trust No. 123434-06 (as successor in interest to American National Bank and Trust Company of Chicago, not individually but solely as trustee under Trust Agreement dated March 20, 1980 and known as Trust No. 48268) and Chicago Mercantile Exchange Inc. relating to 30 South Wacker Drive, including First Amendment thereto, dated as of February 1, 1982, Second Amendment thereto, dated as of April 26, 1982, Third Amendment thereto, dated as of June 29, 1982, Fourth Amendment thereto, dated as of July 28, 1982, Fifth Amendment thereto, dated as of October 7, 1982, Sixth Amendment thereto, dated as of July 5, 1983, Seventh Amendment thereto, dated as of September 19, 1983, Eighth Amendment thereto, dated as of October 17, 1983, Ninth Amendment thereto, dated as of December 3, 1984, Tenth Amendment thereto, dated as of March 16, 1987, Eleventh Amendment thereto, dated as of January 1, 1999, Twelfth Amendment thereto, dated as of June 30, 1999 (incorporated by reference to Exhibit 10.16 to Chicago Mercantile Exchange Inc.'s Form S-4, filed with the SEC on February 24, 2000, File No. 33-95561).
10.14*	Credit Agreement, dated as of October 18, 2002, among Chicago Mercantile Exchange Inc., each of the banks from time to time party thereto and the Bank of New York, as collateral agent.
16.1
Letter from Arthur Andersen to the SEC dated May 17, 2002 (incorporated by reference to Exhibit 16.1 to Chicago Mercantile Exchange Holdings Inc.'s Current Report on Form 8-K, filed with the SEC on May 17, 2002, File No. 0-33379).
21.1
List of Subsidiaries of Chicago Mercantile Exchange Holdings Inc. (incorporated by reference to Exhibit 21.1 to Chicago Mercantile Exchange Holdings Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2001).
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.1).

*
Previously filed.

**
Confidential treatment pursuant to Rule 406 of the Securities Act has been previously granted by the SEC.

  (b)
  The following financial statement schedules are filed as part of the Registration Statement:

Schedule I—Condensed Financial Information of Registrant	S-1
Schedule II—Valuation and Qualifying Accounts	S-1

          All other schedules have been omitted because the information required to be set forth in those schedules is not applicable or is shown in the consolidated financial statements or notes thereto.

  ITEM 17.    UNDERTAKINGS.

          The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          The undersigned Registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (2)
  For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 8 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 5, 2002.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.
By:	/s/ JAMES J. MCNULTY James J. McNulty President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 8 to Registration Statement has been signed by the following persons in the capacities indicated below on December 5, 2002.

Signature	Title

* James J. McNulty	President and Chief Executive Officer and Director
* Terrence A. Duffy	Chairman of the Board and Director
* David G. Gomach	Managing Director and Chief Financial Officer
* Nancy W. Goble	Managing Director and Chief Accounting Officer
* Timothy R. Brennan	Director
* John W. Croghan	Director
* Martin J. Gepsman	Director
* Daniel R. Glickman	Director
* Scott Gordon	Director
* Yra G. Harris	Director

* Bruce F. Johnson	Director
* Gary M. Katler	Director
* Patrick B. Lynch	Director
* Leo Melamed	Director
* John D. Newhouse	Director
* James E. Oliff	Director
* William G. Salatich, Jr.	Director
* John F. Sandner	Director
Myron S. Scholes	Director
Verne O. Sedlacek	Director
* William R. Shepard	Director
* Howard J. Siegel	Director
/s/ CRAIG S. DONOHUE *By: Craig S. Donohue as attorney-in-fact

Chicago Mercantile Exchange Holdings Inc. and Subsidiaries
Schedule I—Condensed Financial Information of Registrant
For the Year Ended December 31, 2001

        Chicago Mercantile Exchange Holdings Inc., the registrant, has only one asset, its investment in its wholly owned subsidiary, Chicago Mercantile Exchange Inc., or CME, in the amount of $250,369,000 at December 31, 2001. Net income from this investment on the equity basis of accounting amounted to $68,302,000 for the year ended December 31, 2001. Net income is reflected as if the registrant had been in existence for the entire year even though it was formed during the year and became the parent of CME through a reorganization of entities under common control as described in Note 1 to the audited annual consolidated financial statements. The registrant has no liabilities, material contingencies or guarantees. The registrant has received no cash dividends from CME.

        CME renewed its committed line of credit with a consortium of banks on October 19, 2001. The line of credit is a secured credit facility in the amount of $500.0 million. Under the terms of the credit agreement, CME is required to maintain at all times a tangible net worth of not less than $90.0 million, which is 35.9% of the net assets of CME.

Chicago Mercantile Exchange Holdings Inc. and Subsidiaries
Schedule II—Valuation and Qualifying Accounts
For the Years Ended December 31, 2001, 2000 and 1999
(in thousands)

Description	Balance at Beginning of Period	Charged to Costs and Expenses	Charged to Revenues	Deductions(1)	Balance at End of Period
Year ended December 31, 2001:
Allowance for doubtful accounts	$1,700	$1,733	$—	$(2,471)	$962
Accrued fee adjustments	5,215	—	12,149	(15,123)	2,241
Year ended December 31, 2000:
Allowance for doubtful accounts	$350	—	$1,350	$—	$1,700
Accrued fee adjustments	1,615	—	9,494	(5,894)	5,215
Year ended December 31, 1999:
Allowance for doubtful accounts	$135	—	$326	$(111)	$350
Accrued fee adjustments	1,885	—	5,343	(5,613)	1,615

(1)
Includes write-offs of doubtful accounts and payments for fee adjustments.

S-1

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement.
2.1
Agreement and Plan of Merger, dated as of October 1, 2001, between Chicago Mercantile Exchange Inc., Chicago Mercantile Exchange Holdings Inc. and CME Merger Subsidiary Inc. (incorporated by reference to Exhibit 2.1 to Chicago Mercantile Exchange Holdings Inc.'s Form S-4, filed with the SEC on August 7, 2001, File No. 33-66988).
3.1
Amended and Restated Certificate of Incorporation of Chicago Mercantile Exchange Holdings Inc. (incorporated by reference to Exhibit 3.1 to Chicago Mercantile Exchange Holdings Inc.'s Current Report on Form 8-K, filed with the SEC on December 4, 2001, File No. 0-33379).
3.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Chicago Mercantile Exchange Holdings Inc. (incorporated by reference to Exhibit 3.2 to Chicago Mercantile Exchange Holdings Inc.'s Current Report on Form 8-K, filed with the SEC on May 16, 2002, File No. 0-33379).
3.3*	Second Amended and Restated Bylaws of Chicago Mercantile Exchange Holdings Inc., as amended November 7, 2002.
4.1
Rights Agreement, dated as of November 30, 2001, between Chicago Mercantile Exchange Holdings Inc. and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.1 to Chicago Mercantile Exchange Holdings Inc.'s Form 8-A, filed with the SEC on December 4, 2001.)
4.2
First Amendment to Rights Agreement, dated as of November 13, 2002, between Chicago Mercantile Exchange Holdings Inc., Mellon Investor Services, LLC and Computershare Investor Services, LLC (incorporated by reference to Exhibit 5 to Chicago Mercantile Exchange Holdings Inc.'s Form 8-A, filed with the SEC on November 29, 2002).
5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), special counsel to Chicago Mercantile Exchange Holdings Inc.
10.1
Chicago Mercantile Exchange Holdings Inc. Amended and Restated Omnibus Stock Plan, amended and restated effective as of April 23, 2002 (incorporated by reference to Exhibit 10.1 to Chicago Mercantile Exchange Holdings Inc.'s Post-Effective Amendment No. 1 to Form S-8, filed with the SEC on July 31, 2002, File No. 33-60266).
10.2
Chicago Mercantile Exchange Inc. Senior Management Supplemental Deferred Savings Plan, including First Amendment thereto, dated December 14, 1994, Second Amendment thereto, dated December 8, 1998 and Administrative Guidelines thereto (incorporated by reference to Exhibit 10.2 to Chicago Mercantile Exchange Inc.'s Form S-4, filed with the SEC on February 24, 2000, File No. 33-95561).
10.3
Chicago Mercantile Exchange Inc. Directors' Deferred Compensation Plan, including First Amendment thereto, dated December 8, 1998 (incorporated by reference to Exhibit 10.3 to Chicago Mercantile Exchange Inc.'s Form S-4, filed with the SEC on February 24, 2000, File No. 33-95561).
10.4
Chicago Mercantile Exchange Inc. Supplemental Executive Retirement Plan, including First Amendment thereto, dated December 31, 1996, Second Amendment thereto, dated January 14, 1998 and Third Amendment thereto, dated December 1998 (incorporated by reference to Exhibit 10.4 to Chicago Mercantile Exchange Inc.'s Form S-4, filed with the SEC on February 24, 2000, File No. 33-95561).

10.5
Chicago Mercantile Exchange Inc. Supplemental Executive Retirement Trust, including First Amendment thereto, dated September 7, 1993 (incorporated by reference to Exhibit 10.5 to Chicago Mercantile Exchange Inc.'s Form S-4, filed with the SEC on February 24, 2000, File No. 33-95561).
10.6*
Agreement, dated February 7, 2000, between Chicago Mercantile Exchange Holdings Inc. and James J. McNulty, including First Amendment thereto, dated November 28, 2000 and Second Amendment thereto, dated November 13, 2002.
10.7**
License Agreement, effective as of September 24, 1997, between Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., and Chicago Mercantile Exchange Inc. (incorporated by reference to Exhibit 10.13 to Chicago Mercantile Exchange Inc.'s Form S-4, filed with the SEC on March 10, 2000, File No. 33-95561).
10.8**
License Agreement, effective as of April 3, 1996, including First Amendment thereto, dated May 5, 1996, between The Nasdaq Stock Market, Inc., a subsidiary of National Association of Securities Dealers, Inc., and Chicago Mercantile Exchange Inc. (incorporated by reference to Exhibit 10.9 to Chicago Mercantile Exchange Holdings Inc.'s Form S-4, filed with the SEC on August 7, 2001, File No. 33-66988).
10.9**
Central Services System (NSC) Software License and Development Agreement, effective June 5, 1997, including First Amendment thereto, effective February 24, 1998, Second Amendment thereto, effective July 13, 1998, and Third Amendment thereto, effective January 30, 2001, between SBF Bourse de Paris and Chicago Mercantile Exchange Inc. (incorporated by reference to Exhibit 10.10 to Chicago Mercantile Exchange Holdings Inc.'s Form S-4, filed with the SEC on August 7, 2001, File No. 33-66988).
10.10**
CLEARING 21 Software Marketing and Distribution Agreement Restatement, effective January 30, 2001, between Societe Des Bourses Francaises, and its successor, Euronext-Paris, and Chicago Mercantile Exchange Inc. and New York Mercantile Exchange Inc. (incorporated by reference to Exhibit 10.12 to Chicago Mercantile Exchange Holdings Inc.'s Form S-4, filed with the SEC on August 7, 2001, File No. 33-66988).
10.11
Lease, dated as of November 11, 1983, between Chicago Mercantile Exchange Trust (successor to CME Real Estate Co. of Chicago, Illinois) and Chicago Mercantile Exchange Inc., including amendment thereto, dated as of December 6, 1989 (incorporated by reference to Exhibit 10.14 to Chicago Mercantile Exchange Inc.'s Form S-4 dated February 24, 2000, File No. 33-95561).
10.12*
Lease, dated March 31, 1988, between EOP—10 & 30 South Wacker, L.L.C., as beneficiary of a land trust, dated October 1, 1997, and known as American National Bank and Trust Company of Chicago Trust No. 123434 (as successor in interest to American National Bank and Trust Company of Chicago, not individually but solely as trustee under Trust Agreement dated June 2, 1981 and known as Trust No. 51234) and Chicago Mercantile Exchange Inc. relating to 10 South Wacker Drive, including First Amendment thereto, dated as of November 1, 1999, Second Amendment thereto, dated January 7, 2002, Third Amendment thereto, dated May 3, 2002, Fourth Amendment thereto, dated August 22, 2002, and Fifth Amendment thereto, dated October 1, 2002.

10.13
Lease, dated May 11, 1981, between EOP—10 & 30 South Wacker, L.L.C., as beneficiary of a land trust, dated October 1, 1997, and known as American National Bank and Trust Company of Chicago Trust No. 123434-06 (as successor in interest to American National Bank and Trust Company of Chicago, not individually but solely as trustee under Trust Agreement dated March 20, 1980 and known as Trust No. 48268) and Chicago Mercantile Exchange Inc. relating to 30 South Wacker Drive, including First Amendment thereto, dated as of February 1, 1982, Second Amendment thereto, dated as of April 26, 1982, Third Amendment thereto, dated as of June 29, 1982, Fourth Amendment thereto, dated as of July 28, 1982, Fifth Amendment thereto, dated as of October 7, 1982, Sixth Amendment thereto, dated as of July 5, 1983, Seventh Amendment thereto, dated as of September 19, 1983, Eighth Amendment thereto, dated as of October 17, 1983, Ninth Amendment thereto, dated as of December 3, 1984, Tenth Amendment thereto, dated as of March 16, 1987, Eleventh Amendment thereto, dated as of January 1, 1999, Twelfth Amendment thereto, dated as of June 30, 1999 (incorporated by reference to Exhibit 10.16 to Chicago Mercantile Exchange Inc.'s Form S-4, filed with the SEC on February 24, 2000, File No. 33-95561).
10.14*	Credit Agreement, dated as of October 18, 2002, among Chicago Mercantile Exchange Inc., each of the banks from time to time party thereto and the Bank of New York, as collateral agent.
16.1
Letter from Arthur Andersen to the SEC dated May 17, 2002 (incorporated by reference to Exhibit 16.1 to Chicago Mercantile Exchange Holdings Inc.'s Current Report on Form 8-K, filed with the SEC on May 17, 2002, File No. 0-33379).
21.1
List of Subsidiaries of Chicago Mercantile Exchange Holdings Inc. (incorporated by reference to Exhibit 21.1 to Chicago Mercantile Exchange Holdings Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2001).
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.1).

*
Previously filed.

**
Confidential treatment pursuant to Rule 406 of the Securities Act has been previously granted by the SEC.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX